                                                                      EXHIBIT 15
                               POWER-OF-ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON AND MALLARY L. REZNIK or each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

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
         SIGNATURE                  TITLE                              DATE
         ---------                  -----                              ----
/s/ JAY S. WINTROB                  Chairman, Chief Executive          April 25, 2001
--------------------------          Officer & President
Jay S. Wintrob                      (Principal Executive Officer)


/s/ MARC H. GAMSIN                  Senior Vice President              April 25, 2001
--------------------------          & Director
Marc H. Gamsin


/s/ N. SCOTT GILLIS                 Senior Vice President              April 25, 2001
--------------------------          & Director
N. Scott Gillis                     (Principal Financial Officer)


/s/ JAMES R. BELARDI                Senior Vice President              April 25, 2001
--------------------------          & Director
James R. Belardi


/s/ THOMAS A. BAXTER                Director                           April 25, 2001
--------------------------
Thomas A. Baxter


/s/ JANA W. GREER                   Senior Vice President              April 25, 2001
--------------------------          & Director
Jana W. Greer


/s/ VICKI E. MARMORSTEIN            Director                           April 25, 2001
--------------------------
Vicki E. Marmorstein


/s/ LAWRENCE M. GOLDMAN             Vice President,                    April 25, 2001
--------------------------          Assistant Secretary
Lawrence M. Goldman                 & Director


/s/ CHRISTINE A. NIXON              Vice President, Secretary          April 25, 2001
--------------------------          & Director
Christine A. Nixon


/s/ DEBBIE POTASH-TURNER            Director                           April 25, 2001
--------------------------
Debbie Potash-Turner


/s/ MARGERY K. NEALE                Director                           April 25, 2001
--------------------------
Margery K. Neale


/s/ LESTER POLLACK                  Director                           April 25, 2001
--------------------------
Lester Pollack


/s/ RICHARD D. ROHR                 Director                           April 25, 2001
--------------------------
Richard D. Rohr


/s/ MAURICE S. HEBERT               Vice President & Controller        April 25, 2001
--------------------------          (Principal Accounting
Maurice S. Hebert                    Officer)

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